EXHIBIT 10.1

STOCK OPTION AGREEMENT UNDER

THE KEY TRONIC CORPORATION

AMENDED AND RESTATED 1990 STOCK

OPTION PLAN FOR “NON-EMPLOYEE DIRECTORS”

Optionee

This Agreement made and entered into as of this      day of             , 2004 (hereinafter called the “Grant Date”) by and between Key Tronic Corporation, a Washington Corporation with its principle offices at Spokane, Washington (hereinafter called the “Company”) which term shall include the Company or its subsidiaries or affiliates), and                      (hereinafter called “Optionee”);

WITNESSETH:

WHEREAS, the Company has adopted the AMENDED AND RESTATED 1990 STOCK OPTION PLAN FOR “NON-EMPLOYEE DIRECTORS” (hereinafter called the “Plan”) to permit Stock Options to be granted to certain non-employee directors of the Company; and

WHEREAS, Optionee is an eligible director of the Company, and the Company desires Optionee to remain a director of the Company and to have available opportunities to secure or increase incentive and personal interest in the welfare of the Company;

NOW, THEREFORE, in consideration of the premises and the covenants and Agreements herein set forth, and subject to the terms of the Plan, the parties hereby mutually covenant and agree as follows:

1. The Company grants Optionee the right and option to purchase all or any part of an aggregate of                                                               (                    ) shares of the Company’s Common Stock, which may be authorized and unissued shares, at the exercise price of                                                               ($                    ) per share.

2. All rights hereunder are subject to the terms and conditions set forth in the Plan, and such terms and conditions are incorporated herein by reference. The Option is granted upon the additional condition that, subject to reductions in the option period as provided in the Plan in the event of termination of employment, the Option shall continue in effect until ten (10) years after the grant date, at which time it shall be of no further effect. Rights granted by the Option shall accrue and may be exercised from time to time by the purchase of shares as follows:

2.1	No shares may be purchased during the initial twelve (12) months following the Grant Date hereof;

2.2	Fifty percent (50%) of the total shares covered by the Option may be purchased during the year beginning twelve (12) months from the Grant Date hereof or thereafter; and

2.3	Fifty percent (50%) of the total shares covered by the Option may be purchased during the year beginning twenty-four (24) months from the Grant Date hereof or thereafter.

If Optionee does not purchase in any twelve (12) month period the full number of shares to which Optionee is entitled, Optionee’s rights shall be cumulative and Optionee may purchase those shares at any time during the term of the Option. No rights may be exercised prior to the date on which such rights have accrued according to the above schedule.

If Optionee’s membership on the Company’s Board of Directors terminates or ends for any reason, this Option shall expire in accord with the terms of the Plan.

3.	The options herein granted may be exercised only by written notice served by the Optionee upon the Secretary of the Company at its office at Spokane, Washington, specifying the number of shares in respect to which the Option is being exercised. The notice of exercise must be accompanied by payment for such shares in such form as the Company may deem acceptable. The Optionee shall not have any of the rights of a shareholder with respect to the shares to be issued on the exercise of an Option until the shares are paid for and the stock certificate is delivered to Optionee.

4.	In the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares of other securities of the Company (whether by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares or otherwise) appropriate adjustment shall be made in the number and kind of shares subject to this Agreement then outstanding, in order that the Optionee’s interest shall be maintained as before the occurrence of such event. Such adjustment in the outstanding portion of the Option shall be made without change in the total price applicable to the outstanding portion of the Option and with the corresponding adjustment in the Option price per share. Any such adjustment shall be made by the Administrative Committee for the Plan and its decision shall be conclusive.

5.	This Option is not transferable otherwise than by will or the laws of descent and distribution.

6.	If the shares of Common Stock to be issued upon exercise of the Option are not registered under the Securities Act of l933, the Optionee represents that he or she will exercise the option and acquire the Common Stock for his or her own account and without a view to distribution and may not be offered, sold, transferred, pledged, or hypothecated in the absence of an effective registration statement for the shares under the act and under any applicable state securities laws, or an opinion of counsel to the corporation that such registration is not required as to such sale or offer. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instruction.

The shares acquired by exercise of the Option shall not be sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of, and the Company shall not be required to register any such disposition on its shares registry unless and until the Company shall have received written notice of the contemplated dispositions setting forth all of the circumstances and details thereof, and one of the following events shall have occurred:

A.	The Company shall have received an opinion of its counsel, in form and substance satisfactory to the Company, stating that the contemplated disposition is exempt from the registration and prospectus requirements of the Securities Act of l933 (the “Act”) and the rules and regulations of the Securities and Exchange Commissions (the “Commission”) under the Act and any of any applicable state securities act; or

B.	Such securities are disposed of pursuant to and in strict accordance with a registration statement which has become effective under the Act and a similar registration statement which has become effective in any state in which registration of the offer or sale is required.

7.	As a further condition to any such disposition and to the Company’s obligation to register any such disposition on its share register, if in the opinion of the Company any disposition of such securities by the contemplated transferee would not be exempt from the registration and prospectus requirements of the Act, the contemplated transferee shall furnish the Company with an investment letter in form and in substance satisfactory to the Company and its counsel.

8.	This option grant is contingent upon and it is a condition precedent to the right to exercise the option(s) granted hereunder that the Plan receive the prior (prior to exercise) approval of a majority of shares of the stock of the Company voted in person or by proxy at a meeting of the shareholders of the Company, if such approval is required as set forth in Article VIII of the Plan.

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the day and year written above.

KEY TRONIC CORPORATION		OPTIONEE:

By:
	Jack W. Oehlke	, Director
CEO and President